UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2013

Cooper Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Delaware	001-04329	34-4297750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 423-1321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 4, 2013, Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), commenced an action in the Court of Chancery of the State of Delaware (the “Delaware Action”) with respect to the Agreement and Plan of Merger, dated as of June 12, 2013, by and among Apollo (Mauritius) Holdings Pvt. Ltd., Apollo Tyres B.V., Apollo Acquisition Corp. and the Company. A copy of the complaint in the Delaware Action is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On the same day, the Company issued a press release related to the commencement of the Delaware Action. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Complaint filed in the Court of Chancery of the State of Delaware, captioned Cooper Tire & Rubber Company vs. Apollo (Mauritius) Holdings Pvt. Ltd., Apollo Tyres B.V., and Apollo Acquisition Corp., filed October 4, 2013.

99.2	Press Release issued October 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Jack Jay McCracken
	Name:	Jack Jay McCracken
	Title:	Assistant Secretary

Dated: October 7, 2013

EXHIBIT INDEX

99.1	Complaint filed in the Court of Chancery of the State of Delaware, captioned Cooper Tire & Rubber Company vs. Apollo (Mauritius) Holdings Pvt. Ltd., Apollo Tyres B.V., and Apollo Acquisition Corp., filed October 4, 2013.

99.2	Press Release issued October 4, 2013.